APPRAISAL OF
CERTAIN
OIL AND GAS INTERESTS
OWNED BY
PETROLIA ENERGY CORPORATION
LOCATED IN
CHAVES COUNTY, NEW MEXICO
AS OF JANUARY 1, 2021

PREPARED FOR
PETROLIA ENERGY CORPORATION
Revision 2

MKM ENGINEERING
F-009377

Michele K. Mudrone

STATE OF TEXAS
MICHELE K. MUDRONE
62795
LICENSED
PROFESSIONAL ENGINEER

Michele K. Mudrone, P.E.
February 3, 2022

MKM ENGINEERING
Oil and Gas Consulting Services
3905 Sagamore Hill Court
Plano, Texas 75025

February 3, 2022

Mr. Mark Allen
Petrolia Energy Corporation
710 N. Post Oak Road, Suite 512
Houston, TX 77024

Dear Mr. Allen:

As requested, an estimate has been made of certain hydrocarbon reserves owned by Petrolia Energy Corporation (hereinafter referred to as "Petrolia"). The appraised properties are located in Chaves County, New Mexico. This evaluation is an update to the evaluation by MKM Engineering, in the reports as of January 1, 2021, dated March 11, 2021, and November 13, 2021. This revision was requested by Mr. Allen. Production data was generally available through December 2020. This appraisal evaluates Petrolia's Proved Developed Non-Producing (PNP), Proved Developed Shut-In (PDSI), and Proved Developed Behind Pipe (PBP) reserves. The effective date of this report is January 1, 2021.

The table below summarizes Petrolia's net oil and gas reserves and cash flows generated using the requested price deck. Results shown below are presented for your information and should not be construed as our estimate of fair market value. As of January 1, 2021, Petrolia's net total proved reserves have been estimated to be as follows:

Reserve Category	Net Reserves as of January 1, 2021 Hydrocarbon Liquids (Bbl)	Net Reserves as of January 1, 2021 Natural Gas (Mcf)	Future Net Income, $	Present Worth of Future Net Income Discounted @ 10%/Annum, $
Proved Developed Non Producing	74,970	0	929,360	557,880
Proved Developed Shut-In	0	0	(660,000)	(498,600)
Proved Developed Behind Pipe	23,280	0	393,620	243,680
Total Proved	98,250	0	662,980	302,960

FNI is after deducting estimated operating and future development costs, severance and ad valorem taxes, but before Federal income taxes. Total net Proved Reserves are defined as those natural gas and hydrocarbon liquid Reserves to Petrolia's interests after deducting all shrinkage, royalties, overriding royalties, and reversionary interests owned by outside parties that become effective upon payout of specified monetary balances. All Reserves estimates have been prepared using standard engineering practices generally accepted by the petroleum industry and conform to guidelines developed and adopted by the Society of Petroleum Engineers ("SPE"), American Association of

Petroleum Geologists ("AAPG"), World Petroleum Council ("WPC"), and the Society of Petroleum Evaluation Engineers ("SPEE"). All hydrocarbon liquid Reserves are expressed in United States barrels ("bbl") of 42 gallons. Natural gas Reserves are expressed in thousand standard cubic feet ("Mcf") at the contractual pressure and temperature bases.

RESERVE ESTIMATE METHODOLOGY

The Reserves estimates contained in this report have been prepared using standard engineering practices generally accepted by the petroleum industry. Decline curve analysis was used to estimate the remaining Reserves of pressure depletion reservoirs with enough historical production data to establish decline trends. Reservoirs under non-pressure depletion drive mechanisms and non-producing Reserves were estimated by volumetric analysis, research of analogous reservoirs, or a combination of both. The maximum remaining Reserves life assigned to wells included in this report is 40 years. This report does not include any gas sales imbalances.

FUTURE PRODUCTION RATES

Initial production rates are based on current producing rates for those wells now on production. If a decline trend has been established, this trend was used as the basis for estimating future production rates. If no production decline trend has been established, future production rates were held constant, or adjusted for market conditions where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. For reserves not yet on production, test data and other related information were used to estimate anticipated initial production rates and sales were estimated to commence at a date deemed reasonable based on our experience and judgment.

RESERVE CLASSIFICATION

The Reserves estimates included in this report conform to the guidelines specified by the SPE, AAPG, WPC, and SPEE. For more information regarding Reserves classification definitions see Appendix A. A complete discussion of the Reserves classification definitions can be found on the SPE website (www.spe.org).

COMMODITY PRICES

Future hydrocarbon revenues were estimated using the New York Mercantile Exchange ("NYMEX") prices outlined below:

	NYMEX PRICES	
	Base Price	Base Price
Dates	$/Bbl	$/MMBtu
2021	39.57	2.00
2022	39.57	2.00
2023	39.57	2.00
2024	39.57	2.00
2025	39.57	2.00
2026	39.57	2.00
2027	39.57	2.00
2028	39.57	2.00
Thereafter	39.57	2.00

Historical hydrocarbon liquid prices were indexed to the monthly average of the daily closing prices received at the Cushing, Oklahoma delivery point. The average difference between the wellhead oil price and the NYMEX price represents adjustments for crude quality, marketing fees, BS&W, transportation costs and purchaser bonuses. These adjustments were applied to the NYMEX prices listed in table above.

Historical natural gas prices were indexed to the monthly Henry Hub prices posted in the Inside FERC publication. The average difference between the wellhead price and the NYMEX price represents adjustments for BTU content, marketing, and transportation costs. These adjustments were applied to the NYMEX prices listed in table above.

Revenue accounting data for the period of January 2020 through December 2020 was used in this evaluation.

OPERATING EXPENSES & CAPITAL COSTS

In most cases, the lease operating costs used in this evaluation represent the average of recent historical monthly operating costs. In cases where historical costs were not available or deemed to be unreliable, operating costs were estimated based on knowledge of analogous wells producing under similar conditions. The lease operating expenses in this report represent field level operating costs and include COPAS charges.

Where available, capital costs were estimated using recent historical information reported for analogous expenditures. Where recent historical information was not available Authority for Expenditure ("AFE") documents were used to estimate capital costs. AFE documents provided by the operator have been checked for reasonableness. Abandonment costs were not included for the properties.

Revenue accounting data for the period of January 2020 through December 2020 was used in this evaluation. Operating expenses and capital costs were held constant in this evaluation.

DISCLAIMERS

All information pertaining to the operating expenses, prices, and the interests of Petrolia in the properties appraised has been accepted as represented. It was not considered necessary to make a field examination of the appraised properties. Data used in performing this appraisal were obtained from Petrolia, public sources, and our own files. Supporting work papers pertinent to the appraisal are retained in our files and are available to you or designated parties at your convenience.

It was beyond the scope of this MKM Engineering report to evaluate the potential environmental liability costs from the operation and abandonment of these properties. In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations, and reporting requirements. Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the forecasts presented herein.

The Proved Reserves presented in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered; and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the product prices and the costs incurred in recovering these Reserves may vary from the price and cost assumptions in this report. In any case, quantities of Proved Reserves may increase or decrease as a result of future operations.

Reserves estimates for individual properties included in this report are only valid when considered within the context of the overall report and should not be considered independently. The future net income and net present value estimates contained in this report do not represent an estimate of fair market values.

MKM Engineering is independent with respect to Petrolia Energy Corporation as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

CONCLUSIONS

Attached are summary tables of economic analysis of predicted future performance. Other tables identify the properties appraised with summary Reserves and the economic factors applicable to each. A list of tables is included. Reserves identified for this report are not risked.

We appreciate this opportunity to have been of service and hope that this report will fulfill your requirements.

Respectfully submitted,

MKM ENGINEERING
F-009733

Michele K. Mudrone

Michele K. Mudrone, P.E.

STATE OF TEXAS
MICHELE K. MUDRONE
62795
LICENSED
PROFESSIONAL ENGINEER

Attachments

LIST OF ECONOMIC TABLES

Table No.

Appendix

APPENDIX A

In March 2007, the SPE Board approved a new system for defining hydrocarbon reserves and resources. The updated definitions were developed over two years in coordination with WPC, AAPG, and SPEE. The tables below were taken from the SPE publication titled "Petroleum Resources Management System" and contain the updated reserves definitions and guidelines.

RESERVES STATUS DEFINITIONS AND GUIDELINES

Status	Definition	Guidelines
Developed Reserves	Developed Reserves are expected quantities to be recovered from existing wells and facilities.	Reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor compared to the cost of a well. Where required facilities become unavailable, it may be necessary to reclassify Developed Reserves as Undeveloped. Developed Reserves may be further sub-classified as Producing or Non-Producing.
Developed Producing Reserves	Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.	Improved recovery reserves are considered producing only after the improved recovery project is in operation.
Developed Non-Producing Reserves	Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.	Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.
Undeveloped Reserves	Undeveloped Reserves are quantities expected to be recovered through future investments:	(1) from new wells on undrilled acreage in known accumulations, (2) from deepening existing wells to a different (but known) reservoir, (3) from infill wells that will increase recovery, or (4) where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

RESERVES CATEGORY DEFINITIONS AND GUIDELINES

Category	Definition	Guidelines
Proved Reserves	Proved Reserves are those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations.	If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. The area of the reservoir considered as Proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) adjacent undrilled portions of the reservoir that can reasonably be judged as continuous with it and commercially productive on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, Proved quantities in a reservoir are limited by the lowest known hydrocarbon (LKH) as seen in a well penetration unless otherwise indicated by definitive geoscience, engineering, or performance data. Such definitive information may include pressure gradient analysis and seismic indicators. Seismic data alone may not be sufficient to define fluid contacts for Proved reserves (see "2001 Supplemental Guidelines," Chapter 8). Reserves in undeveloped locations may be classified as Proved provided that: 1) The locations are in undrilled areas of the reservoir that can be judged with reasonable certainty to be commercially productive. 2) Interpretations of available geoscience and engineering data indicate with reasonable certainty that the objective formation is laterally continuous with drilled Proved locations. For Proved Reserves, the recovery efficiency applied to these reservoirs should be defined based on a range of possibilities supported by analogs and sound engineering judgment considering the characteristics of the Proved area and the applied development program.

Category	Definition	Guidelines
Probable Reserves	Probable Reserves are those additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves.	It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated Proved plus Probable Reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the 2P estimate. Probable Reserves may be assigned to areas of a reservoir adjacent to Proved where data control or interpretations of available data are less certain. The interpreted reservoir continuity may not meet the reasonable certainty criteria. Probable estimates also include incremental recoveries associated with project recovery efficiencies beyond that assumed for Proved.
Possible Reserves	Possible Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable than Probable Reserves.	The total quantities ultimately recovered from the project have a low probability to exceed the sum of Proved plus Probable plus Possible (3P), which is equivalent to the high estimate scenario. When probabilistic methods are used, there should be at least a 10% probability that the actual quantities recovered will equal or exceed the 3P estimate. Possible Reserves may be assigned to areas of a reservoir adjacent to Probable where data control and interpretations of available data are progressively less certain. Frequently, this may be in areas where geoscience and engineering data are unable to clearly define the area and vertical reservoir limits of commercial production from the reservoir by a defined project. Possible estimates also include incremental quantities associated with project recovery efficiencies beyond that assumed for Probable.
Probable and Possible Reserves	(See above for separate criteria for Probable Reserves and Possible Reserves.)	The 2P and 3P estimates may be based on reasonable alternative technical and commercial interpretations within the reservoir and/or subject project that are clearly documented, including comparisonsto results in successful similar projects. In conventional accumulations, Probable and/or Possible Reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from Proved areas by minor faulting or other geological discontinuities and have not been penetrated by a wellbore but are interpreted to be in communication with the known (Proved) reservoir. Probable or Possible Reserves may be assigned to areas that are structurally higher than the Proved area. Possible (and in some cases, Probable) Reserves may be assigned to areas that are structurally lower than the adjacent Proved or 2P area. Caution should be exercised in assigning Reserves to adjacent reservoirs isolated by major, potentially sealing, faults until this reservoir is penetrated and evaluated as commercially productive. Justification for assigning Reserves in such cases should be clearly documented. Reserves should not be assigned to areas that are clearly separated from a known accumulation by non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results); such areas may contain Prospective Resources. In conventional accumulations, where drilling has defined a highest known oil (HKO) elevation and there exists the potential for an associated gas cap, Proved oil Reserves should only be assigned in the structurally higher portions of the reservoir if there is reasonable certainty that such portions are initially above bubble point pressure based on documented engineering analyses. Reservoir portions that do not meet this certainty may be assigned as Probable and Possible oil and/or gas based on reservoir fluid properties and pressure gradient interpretations.

Cashflow Summaries

Petrolia total 123120
Reserve and Economic Projection
As of 12/31/2020

Total Proved

MKM Engineering

TABLE 1

Year	Wells	Estimated 8/8 Ths Production: Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Net Production: Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	22	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	28	4.32	0.00	0.00	3.29	0.00	0.00	33.69	0.00	0.00
2023	27	21.11	0.00	0.00	16.04	0.00	0.00	33.69	0.00	0.00
2024	21	17.81	0.00	0.00	13.54	0.00	0.00	33.69	0.00	0.00
2025	15	15.50	0.00	0.00	11.78	0.00	0.00	33.69	0.00	0.00
2026	11	13.73	0.00	0.00	10.44	0.00	0.00	33.69	0.00	0.00
2027	11	12.19	0.00	0.00	9.26	0.00	0.00	33.69	0.00	0.00
2028	11	10.79	0.00	0.00	8.20	0.00	0.00	33.69	0.00	0.00
2029	10	8.79	0.00	0.00	6.68	0.00	0.00	33.69	0.00	0.00
2030	9	7.11	0.00	0.00	5.40	0.00	0.00	33.69	0.00	0.00
2031	8	6.21	0.00	0.00	4.72	0.00	0.00	33.69	0.00	0.00
2032	8	5.13	0.00	0.00	3.90	0.00	0.00	33.69	0.00	0.00
2033	7	3.64	0.00	0.00	2.77	0.00	0.00	33.69	0.00	0.00
2034	4	2.00	0.00	0.00	1.52	0.00	0.00	33.69	0.00	0.00
Sub-T		128.33	0.00	0.00	97.53	0.00	0.00	33.69	0.00	0.00
After		0.94	0.00	0.00	0.71	0.00	0.00	33.69	0.00	0.00
Total		129.27	0.00	0.00	98.24	0.00	0.00	33.69	0.00	0.00
Cum.		1,211.82	0.00	480.26						
Ult.		1,341.09	0.00	480.26						

Year	Company Future Gross Revenue: Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes: Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	110.69	0.00	0.00	0.00	110.69	7.85	5.53	97.31
2023	540.46	0.00	0.00	0.00	540.46	38.32	27.02	475.12
2024	456.12	0.00	0.00	0.00	456.12	32.34	22.81	400.98
2025	396.82	0.00	0.00	0.00	396.82	28.13	19.84	348.85
2026	351.61	0.00	0.00	0.00	351.61	24.93	17.58	309.10
2027	312.13	0.00	0.00	0.00	312.13	22.13	15.61	274.39
2028	276.28	0.00	0.00	0.00	276.28	19.59	13.81	242.88
2029	225.18	0.00	0.00	0.00	225.18	15.97	11.26	197.96
2030	182.03	0.00	0.00	0.00	182.03	12.91	9.10	160.02
2031	159.04	0.00	0.00	0.00	159.04	11.28	7.95	139.81
2032	131.31	0.00	0.00	0.00	131.31	9.31	6.57	115.44
2033	93.25	0.00	0.00	0.00	93.25	6.61	4.66	81.97
2034	51.17	0.00	0.00	0.00	51.17	3.63	2.56	44.99
Sub-T	3,286.11	0.00	0.00	0.00	3,286.11	232.99	164.31	2,888.82
After	24.07	0.00	0.00	0.00	24.07	1.71	1.20	21.16
Total	3,310.18	0.00	0.00	0.00	3,310.18	234.69	165.51	2.909.98

Year	Deductions: Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes: Undiscounted Annual ------ M$ ------	Undiscounted Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	23.10	264.00	0.00	0.00	-189.79	-189.79	-163.21	-163.21
2023	136.50	254.00	0.00	0.00	84.62	-105.17	64.32	-98.89
2024	142.80	180.00	0.00	0.00	78.18	-27.00	55.99	-42.90
2025	142.80	120.00	0.00	0.00	86.05	59.05	54.19	11.30
2026	142.80	0.00	0.00	0.00	166.30	225.36	96.34	107.64
2027	142.80	0.00	0.00	0.00	131.59	356.95	69.02	176.66
2028	141.01	0.00	0.00	0.00	101.87	458.82	48.38	225.04
2029	122.52	0.00	0.00	0.00	75.44	534.26	32.43	257.47
2030	105.56	0.00	0.00	0.00	54.46	588.72	21.20	278.67
2031	103.20	0.00	0.00	0.00	36.61	625.33	12.91	291.59
2032	93.61	0.00	0.00	0.00	21.83	647.16	6.98	298.56
2033	71.56	0.00	0.00	0.00	10.42	657.58	3.02	301.58
2034	40.90	0.00	0.00	0.00	4.09	661.67	1.07	302.66
Sub-T	1,409.15	818.00	0.00	0.00	661.67	661.67	302.66	302.66
After	19.85	0.00	0.00	0.00	1.31	1.31	0.31	0.31
Total	1,429.00	818.00	0.00	0.00	662.98	662.98	302.97	302.97

Present Worth Profile (M$)

PW 5.00% :	449.78
PW 8.00% :	355.33
PW 9.00% :	328.19
PW 12.00% :	257.66
PW 15.00% :	200.77
PW 20.00% :	129.01

Petrolia total 123120
Reserve and Economic Projection
As of 12/31/2020

Proved Rsv Class
Non-Producing Rsv Category

TABLE 2

MKM Engineering

Year	Wells	Estimated 8/8 Ths Production: Oil ---- Mbbl -----	Estimated 8/8 Ths Production: NGL ---- Mgal ----	Estimated 8/8 Ths Production: Gas ----- MMcf-----	Net Production: Oil ----- Mbbl -----	Net Production: NGL ----- Mgal -----	Net Production: Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	6	4.32	0.00	0.00	3.29	0.00	0.00	33.69	0.00	0.00
2023	9	14.27	0.00	0.00	10.85	0.00	0.00	33.69	0.00	0.00
2024	9	13.03	0.00	0.00	9.90	0.00	0.00	33.69	0.00	0.00
2025	9	11.66	0.00	0.00	8.86	0.00	0.00	33.69	0.00	0.00
2026	9	10.47	0.00	0.00	7.96	0.00	0.00	33.69	0.00	0.00
2027	9	9.42	0.00	0.00	7.16	0.00	0.00	33.69	0.00	0.00
2028	9	8.43	0.00	0.00	6.41	0.00	0.00	33.69	0.00	0.00
2029	8	6.79	0.00	0.00	5.16	0.00	0.00	33.69	0.00	0.00
2030	7	5.41	0.00	0.00	4.11	0.00	0.00	33.69	0.00	0.00
2031	6	4.77	0.00	0.00	3.62	0.00	0.00	33.69	0.00	0.00
2032	6	3.90	0.00	0.00	2.96	0.00	0.00	33.69	0.00	0.00
2033	5	3.24	0.00	0.00	2.46	0.00	0.00	33.69	0.00	0.00
2034	4	2.00	0.00	0.00	1.52	0.00	0.00	33.69	0.00	0.00
Sub-T		97.70	0.00	0.00	74.25	0.00	0.00	33.69	0.00	0.00
After		0.94	0.00	0.00	0.71	0.00	0.00	33.69	0.00	0.00
Total		98.64	0.00	0.00	74.97	0.00	0.00	33.69	0.00	0.00
Cum.		387.04	0.00	128.74						
Ult.		485.68	0.00	128.74						

Year	Company Future Gross Revenue: Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes: Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	110.69	0.00	0.00	0.00	110.69	7.85	5.53	97.31
2023	365.40	0.00	0.00	0.00	365.40	25.91	18.27	321.23
2024	333.67	0.00	0.00	0.00	333.67	23.66	16.68	293.33
2025	298.55	0.00	0.00	0.00	298.55	21.17	14.93	262.46
2026	268.21	0.00	0.00	0.00	268.21	19.02	13.41	235.78
2027	241.23	0.00	0.00	0.00	241.23	17.10	12.06	212.06
2028	215.86	0.00	0.00	0.00	215.86	15.30	10.79	189.76
2029	173.97	0.00	0.00	0.00	173.97	12.33	8.70	152.93
2030	138.49	0.00	0.00	0.00	138.49	9.82	6.92	121.75
2031	122.03	0.00	0.00	0.00	122.03	8.65	6.10	107.28
2032	99.77	0.00	0.00	0.00	99.77	7.07	4.99	87.71
2033	82.85	0.00	0.00	0.00	82.85	5.87	4.14	72.83
2034	51.17	0.00	0.00	0.00	51.17	3.63	2.56	44.99
Sub-T	2,501.89	0.00	0.00	0.00	2,501.89	177.38	125.09	2,199.41
After	24.07	0.00	0.00	0.00	24.07	1.71	1.20	21.16
Total	2,525.97	0.00	0.00	0.00	2,525.97	179.09	126.30	2,220.58

Year	Deductions: Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes: Undiscounted Annual ------ M$ ------	Undiscounted Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	23.10	84.00	0.00	0.00	-9.79	-9.79	-8.71	-8.71
2023	115.50	24.00	0.00	0.00	181.73	171.94	141.09	132.38
2024	118.80	0.00	0.00	0.00	174.53	346.47	123.36	255.74
2025	118.80	0.00	0.00	0.00	143.66	490.12	91.91	347.65
2026	118.80	0.00	0.00	0.00	116.98	607.11	67.76	415.41
2027	118.80	0.00	0.00	0.00	93.26	700.37	48.91	464.33
2028	117.01	0.00	0.00	0.00	72.75	773.12	34.55	498.88
2029	98.52	0.00	0.00	0.00	54.41	827.54	23.39	522.27
2030	81.56	0.00	0.00	0.00	40.19	867.73	15.64	537.91
2031	79.20	0.00	0.00	0.00	28.08	895.80	9.90	547.81
2032	69.61	0.00	0.00	0.00	18.10	913.90	5.78	553.59
2033	62.78	0.00	0.00	0.00	10.05	923.96	2.91	556.50
2034	40.90	0.00	0.00	0.00	4.09	928.05	1.07	557.57
Sub-T	1,163.37	108.00	0.00	0.00	928.05	928.05	557.57	557.57
After	19.85	0.00	0.00	0.00	1.31	1.31	0.31	0.31
Total	1,183.22	108.00	0.00	0.00	929.36	929.36	557.88	557.88

Present Worth Profile (M$)

PW 5.00% :	714.57
PW 8.00% :	614.90
PW 9.00% :	585.53
PW 12.00% :	507.23
PW 15.00% :	441.40
PW 20.00% :	353.35

Petrolia total 123120
Reserve and Economic Projection
As of 12/31/2020

Proved Rsv Class
Shut-In Rsv Category

TABLE 3

MKM Engineering

		Estimated 8/8 Ths Production			Net Production					
		Oil	NGL	Gas	Oil	NGL	Gas	Oil	NGL	Gas
Year	Wells	Mbbl	Mgal	MMcf	Mbbl	Mgal	MMcf	$/bbl	$/gal	$/Mcf
2020	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	22	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	22	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	16	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	10	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2025	4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Sub-T		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cum.		824.78	0.00	351.52						
Ult.		824.78	0.00	351.52						

	Company Future Gross Revenue					Prod & Adv Taxes		Revenue
Year	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Sub-T	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Deductions				Future Net Income Before Income Taxes			
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	Annual @ 10.00%
	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	180.00	0.00	0.00	-180.00	-180.00	-154.50	-154.50
2023	0.00	180.00	0.00	0.00	-180.00	-360.00	-139.86	-294.36
2024	0.00	180.00	0.00	0.00	-180.00	-540.00	-126.58	-420.94
2025	0.00	120.00	0.00	0.00	-120.00	-660.00	-77.65	-498.60
Sub-T	0.00	660.00	0.00	0.00	-660.00	-660.00	-498.60	-498.60
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	660.00	0.00	0.00	-660.00	-660.00	-498.60	-498.60

Present Worth Profile (M$)

PW 5.00% :	-572.69
PW 8.00% :	-526.80
PW 9.00% :	-512.47
PW 12.00% :	-472.15
PW 15.00% :	-435.52
PW 20.00% :	-381.66

Petrolia total 123120
Reserve and Economic Projection
As of 12/31/2020

Proved Rsv Class
Behind Pipe Rsv Category

TABLE 4

MKM Engineering

		Estimated 8/8 Ths Production			Net Production					
		Oil	NGL	Gas	Oil	NGL	Gas	Oil	NGL	Gas
Year	Wells	Mbbl	Mgal	MMcf	Mbbl	Mgal	MMcf	$/bbl	$/gal	$/Mcf
2020	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	2	6.84	0.00	0.00	5.20	0.00	0.00	33.69	0.00	0.00
2024	2	4.78	0.00	0.00	3.63	0.00	0.00	33.69	0.00	0.00
2025	2	3.84	0.00	0.00	2.92	0.00	0.00	33.69	0.00	0.00
2026	2	3.26	0.00	0.00	2.48	0.00	0.00	33.69	0.00	0.00
2027	2	2.77	0.00	0.00	2.10	0.00	0.00	33.69	0.00	0.00
2028	2	2.36	0.00	0.00	1.79	0.00	0.00	33.69	0.00	0.00
2029	2	2.00	0.00	0.00	1.52	0.00	0.00	33.69	0.00	0.00
2030	2	1.70	0.00	0.00	1.29	0.00	0.00	33.69	0.00	0.00
2031	2	1.45	0.00	0.00	1.10	0.00	0.00	33.69	0.00	0.00
2032	2	1.23	0.00	0.00	0.94	0.00	0.00	33.69	0.00	0.00
2033	2	0.41	0.00	0.00	0.31	0.00	0.00	33.69	0.00	0.00
Sub-T		30.63	0.00	0.00	23.28	0.00	0.00	33.69	0.00	0.00
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		30.63	0.00	0.00	23.28	0.00	0.00	33.69	0.00	0.00
Cum.		0.00	0.00	0.00						
Ult.		30.63	0.00	0.00						

	Company Future Gross Revenue					Prod & Adv Taxes		Revenue
Year	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	175.05	0.00	0.00	0.00	175.05	12.41	8.75	153.89
2024	122.45	0.00	0.00	0.00	122.45	8.68	6.12	107.65
2025	98.27	0.00	0.00	0.00	98.27	6.97	4.91	86.39
2026	83.40	0.00	0.00	0.00	83.40	5.91	4.17	73.32
2027	70.90	0.00	0.00	0.00	70.90	5.03	3.55	62.33
2028	60.42	0.00	0.00	0.00	60.42	4.28	3.02	53.12
2029	51.21	0.00	0.00	0.00	51.21	3.63	2.56	45.02
2030	43.54	0.00	0.00	0.00	43.54	3.09	2.18	38.27
2031	37.01	0.00	0.00	0.00	37.01	2.62	1.85	32.54
2032	31.54	0.00	0.00	0.00	31.54	2.24	1.58	27.73
2033	10.40	0.00	0.00	0.00	10.40	0.74	0.52	9.14
Sub-T	784.22	0.00	0.00	0.00	784.22	55.60	39.21	689.40
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	784.22	0.00	0.00	0.00	784.22	55.60	39.21	689.40

	Deductions				Future Net Income Before Income Taxes			
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	Annual @ 10.00%
	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	21.00	50.00	0.00	0.00	82.89	82.89	63.09	63.09
2024	24.00	0.00	0.00	0.00	83.65	166.54	59.22	122.31
2025	24.00	0.00	0.00	0.00	62.39	228.93	39.93	162.24
2026	24.00	0.00	0.00	0.00	49.32	278.25	28.58	190.82
2027	24.00	0.00	0.00	0.00	38.33	316.58	20.11	210.93
2028	24.00	0.00	0.00	0.00	29.12	345.70	13.83	224.76
2029	24.00	0.00	0.00	0.00	21.02	366.72	9.04	233.80
2030	24.00	0.00	0.00	0.00	14.27	381.00	5.56	239.36
2031	24.00	0.00	0.00	0.00	8.54	389.53	3.01	242.38
2032	24.00	0.00	0.00	0.00	3.73	393.26	1.20	243.57
2033	8.78	0.00	0.00	0.00	0.36	393.62	0.11	243.68
Sub-T	245.78	50.00	0.00	0.00	393.62	393.62	243.68	243.68
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	245.78	50.00	0.00	0.00	393.62	393.62	243.68	243.68

Present Worth Profile (M$)

PW 5.00% :	307.89
PW 8.00% :	267.23
PW 9.00% :	255.13
PW 12.00% :	222.58
PW 15.00% :	194.89
PW 20.00% :	157.32

Tabular Summaries

Economic One-Liners

Project Name : **Petrolia total 123120**

As of Date: 12/31/2020

MKM ENGINEERING

TABLE 5

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Proved Rsv Class											
Non-Producing Rsv Category											
*TWIN LAKES SA UNIT 123	*P-NP*	12.70	0.00	427.99	0.00	0.00	204.80	12.00	211.19	131.02	13.18
*TWIN LAKES SA UNIT 203	*P-NP*	9.24	0.00	311.42	0.00	0.00	164.46	12.00	134.96	85.96	11.28
*TWIN LAKES SA UNIT 329	*P-NP*	12.59	0.00	424.21	0.00	0.00	230.95	12.00	181.27	103.57	15.36
*TWIN LAKES SA UNIT 331	*P-NP*	7.32	0.00	246.59	0.00	0.00	187.15	12.00	47.44	24.82	13.92
*TWIN LAKES SA UNIT 56	*P-NP*	3.95	0.00	133.17	0.00	0.00	100.32	12.00	20.85	12.27	8.47
*TWIN LAKES SA UNIT 58	*P-NP*	3.76	0.00	126.80	0.00	0.00	107.89	12.00	6.91	2.61	9.18
*TWIN LAKES SA UNIT 67	*P-NP*	3.78	0.00	127.25	0.00	0.00	94.99	12.00	20.26	12.39	7.87
*TWIN LAKES SA UNIT 85	*P-NP*	6.78	0.00	228.59	0.00	0.00	170.71	12.00	45.88	25.06	12.77
*TWIN LAKES SA UNIT 94	*P-NP*	14.84	0.00	499.93	0.00	0.00	227.34	12.00	260.60	160.18	14.15
	Total	**74.97**	**0.00**	**2,525.97**	**0.00**	**0.00**	**1,488.61**	**108.00**	**929.36**	**557.88**	**15.36**
Proved Rsv Class											
Shut-In Rsv Category											
*TWIN LAKES SA UNIT 101	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-21.98	3.13
*TWIN LAKES SA UNIT 102	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-21.62	3.29
*TWIN LAKES SA UNIT 106	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-24.28	2.13
*TWIN LAKES SA UNIT 18	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-26.82	1.13
*TWIN LAKES SA UNIT 200	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-20.23	3.96
*TWIN LAKES SA UNIT 29	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-26.39	1.29
*TWIN LAKES SA UNIT 319	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-21.27	3.46
*TWIN LAKES SA UNIT 321	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-20.92	3.62
*TWIN LAKES SA UNIT 326	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-19.57	4.29
*TWIN LAKES SA UNIT 39	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-20.57	3.79
*TWIN LAKES SA UNIT 40	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-19.89	4.13
*TWIN LAKES SA UNIT 49	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-18.93	4.62
*TWIN LAKES SA UNIT 50 I	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-24.69	1.96
*TWIN LAKES SA UNIT 59 I	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-23.11	2.62
*TWIN LAKES SA UNIT 64	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-22.35	2.96
*TWIN LAKES SA UNIT 68 I	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-25.11	1.79
*TWIN LAKES SA UNIT 70 I	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-23.50	2.46
*TWIN LAKES SA UNIT 71	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-19.25	4.46
*TWIN LAKES SA UNIT 77	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-25.53	1.62
*TWIN LAKES SA UNIT 80	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-25.96	1.46
*TWIN LAKES SA UNIT 88 I	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-23.89	2.29

Economic One-Liners

Project Name : **Petrolia total 123120**

As of Date: **12/31/2020**

MKM ENGINEERING

TABLE 5

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
*TWIN LAKES SA UNIT 92	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	30.00	-30.00	-22.73	2.79
	Total	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**660.00**	**-660.00**	**-498.60**	**4.62**
Proved Rsv Class											
Behind Pipe Rsv Category											
*TWIN LAKES SA UNIT 67	*P-BP*	11.64	0.00	392.11	0.00	0.00	170.34	25.00	196.76	122.27	12.33
*TWIN LAKES SA UNIT 85	*P-BP*	11.64	0.00	392.11	0.00	0.00	170.25	25.00	196.86	121.41	12.41
	Total	**23.28**	**0.00**	**784.22**	**0.00**	**0.00**	**340.59**	**50.00**	**393.62**	**243.68**	**12.41**
Proved Rsv Class	**Total**	**98.24**	**0.00**	**3,310.18**	**0.00**	**0.00**	**1,829.20**	**818.00**	**662.98**	**302.97**	**15.36**
Grand Total	**Total**	**98.24**	**0.00**	**3,310.18**	**0.00**	**0.00**	**1,829.20**	**818.00**	**662.98**	**302.97**	**15.36**

Gross Ultimates, Interests & Prices

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES
and EVALUATED INTERESTS

TABLE 6

As of 01/01/2021

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
Proved Reserve Class									
Non Producing Reserve Category									
*TWIN LAKES SA UNIT 123	P-NP	52.35	0.05	16.71	0.00	35.64	0.05	1.00000000	0.76000000
*TWIN LAKES SA UNIT 203	P-NP	58.92	0.04	12.16	0.00	46.76	0.04	1.00000000	0.76000000
*TWIN LAKES SA UNIT 329	P-NP	30.33	0.04	16.57	0.00	13.76	0.04	1.00000000	0.76000000
*TWIN LAKES SA UNIT 331	P-NP	22.39	0.00	9.63	0.00	12.76	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 56	P-NP	44.23	24.51	5.20	0.00	39.03	24.51	1.00000000	0.76000000
*TWIN LAKES SA UNIT 58	P-NP	53.97	21.89	4.95	0.00	49.02	21.89	1.00000000	0.76000000
*TWIN LAKES SA UNIT 67	P-NP	38.73	10.22	4.97	0.00	33.76	10.22	1.00000000	0.76000000
*TWIN LAKES SA UNIT 85	P-NP	69.19	48.40	8.93	0.00	60.27	48.40	1.00000000	0.76000000
*TWIN LAKES SA UNIT 94	P-NP	115.57	23.59	19.52	0.00	96.05	23.59	1.00000000	0.76000000
		485.68	**128.74**	**98.64**	**0.00**	**387.04**	**128.74**		
Proved Reserve Class									
Shut-In Reserve Category									
*TWIN LAKES SA UNIT 101	P-SI	31.26	8.14	0.00	0.00	31.26	8.14	1.00000000	0.76000000
*TWIN LAKES SA UNIT 102	P-SI	37.98	15.80	0.00	0.00	37.98	15.80	1.00000000	0.76000000
*TWIN LAKES SA UNIT 106	P-SI	49.61	19.45	0.00	0.00	49.61	19.45	1.00000000	0.76000000
*TWIN LAKES SA UNIT 18	P-SI	95.59	58.67	0.00	0.00	95.59	58.67	1.00000000	0.76000000
*TWIN LAKES SA UNIT 200	P-SI	32.53	0.08	0.00	0.00	32.53	0.08	1.00000000	0.76000000
*TWIN LAKES SA UNIT 29	P-SI	121.52	75.86	0.00	0.00	121.52	75.86	1.00000000	0.76000000
*TWIN LAKES SA UNIT 319	P-SI	6.81	0.00	0.00	0.00	6.81	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 321	P-SI	8.28	0.00	0.00	0.00	8.28	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 326	P-SI	3.78	0.00	0.00	0.00	3.78	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 39	P-SI	132.24	63.85	0.00	0.00	132.24	63.85	1.00000000	0.76000000
*TWIN LAKES SA UNIT 40	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 49	P-SI	93.37	45.78	0.00	0.00	93.37	45.78	1.00000000	0.76000000
*TWIN LAKES SA UNIT 50 I	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 59 I	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 64	P-SI	3.92	6.08	0.00	0.00	3.92	6.08	1.00000000	0.76000000
*TWIN LAKES SA UNIT 68 I	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 70 I	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 71	P-SI	46.94	2.55	0.00	0.00	46.94	2.55	1.00000000	0.76000000
*TWIN LAKES SA UNIT 77	P-SI	0.81	0.04	0.00	0.00	0.81	0.04	1.00000000	0.76000000
*TWIN LAKES SA UNIT 80	P-SI	70.79	17.83	0.00	0.00	70.79	17.83	1.00000000	0.76000000
*TWIN LAKES SA UNIT 88 I	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76000000

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES
and EVALUATED INTERESTS

As of 01/01/2021

TABLE 6

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
*TWIN LAKES SA UNIT 92	P-SI	89.37	37.40	0.00	0.00	89.37	37.40	1.00000000	0.76000000
		824.78	**351.52**	**0.00**	**0.00**	**824.78**	**351.52**		
Proved Reserve Class									
Behind Pipe Reserve Category									
*TWIN LAKES SA UNIT 67	P-BP	15.31	0.00	15.31	0.00	0.00	0.00	1.00000000	0.76000000
*TWIN LAKES SA UNIT 85	P-BP	15.31	0.00	15.31	0.00	0.00	0.00	1.00000000	0.76000000
		30.63	**0.00**	**30.63**	**0.00**	**0.00**	**0.00**		
Proved Reserve Class		**1,341.09**	**480.26**	**129.27**	**0.00**	**1,211.82**	**480.26**		